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                          BLANK ROME COMISKY & McCAULEY

                                COUNSELORS AT LAW

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
    1620 POND ROAD, SUITE 200                                                                     1220 MARKET STREET, 8TH FLOOR
    ALLENTOWN, PA 18104-2255                       FOUR PENN CENTER PLAZA                           WILMINGTON, DE 19801-2535
        610-395-1010                                                                                      302-425-6400
                                             PHILADELPHIA, PENNSYLVANIA 19103-2599
                                                                                                  1156 15TH STREET, NW, SUITE 550
1400 N. PROVIDENCE RD., SUITE 301                        215-569-5500                                WASHINGTON, DC 20005-1704
    MEDIA, PA 19063-2051                                                                                   202-785-4100
       610-891-7800                                TWX 710-670-073-BLARCOM
                                                                                                         1401 FORUM WAY
      210 LAKE DRIVE EAST                             FAX 215-569-5555                            WEST PALM BEACH, FL 33401-2353
   CHERRY HILL, NJ 08002-1164                                                                             407-686-8100
          609-779-3600


                                                                                                         DIRECT DIAL NUMBER:

                                                                                                             215-569-5549


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                                October 10, 1996



Commerce Bancorp, Inc.
Commerce Atrium
1701 Route 70 East
Cherry Hill, NJ  08034

         Re:      Commerce Bancorp, Inc.
                  Registration Statement on Form S-4
                  (Registration No. 333-10771)
                  -----------------------------------

Gentlemen:

         We have acted as counsel to Commerce Bancorp, Inc. (the "Company") in connection with the Registration Statement on Form S-4 (Registration No. 333-10771) filed by the Company pursuant to the Securities Act of 1933, as amended (the "Registration Statement"), relating to the issuance and sale of up to 5,000,000 shares of Common Stock, $1.5625 par value (the "Common Stock"). This opinion is furnished pursuant to the requirements of Items 601(b)(5) of Regulation S-K.

         In rendering this opinion, we have examined only the following documents: (1) the Certificate of Incorporation of the Company, as amended, (the "Certificate of Incorporation"); (2) the By-laws of the Company, as amended, (3) resolutions adopted by the Board of Directors (the "Resolutions"); and (4) the Registration Statement. We have not performed any independent investigation other than the document examination described. We have assumed and relied on the truth, completeness, authenticity and due authorization of all documents and records examined and the genuineness of all signatures. This opinion is limited to the laws of the State of New Jersey.

         Based upon and subject to the assumptions, limitations and qualifications contained herein, we are of the opinion that:

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         When the Common Stock of the Company which is being registered is issued and sold in the manner and for the consideration contemplated by the Registration Statement, such Common Stock will be legally issued, fully paid and non-assessable.

         The opinions expressed herein are subject in all respects to the following qualifications: (a) no opinion is rendered as to the availability of equitable remedies including, but not limited to, specific performance and injunctive relief; (b) the effect of bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws or equitable principles affecting creditors' rights or remedies; and (c) the effect of applicable laws and court decisions which may now or hereafter limit or render unenforceable certain rights and remedies.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus, which is part of the Registration Statement.


                                         Very truly yours,



                                         BLANK ROME COMISKY & McCAULEY